Exhibit 10.3

AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
150 CCM BLACK OAK, LTD.

This Amendment No. 2 (this “Amendment No. 2”; the Binding Term Sheet of November 7, 2014 is Amendment No. 1)) to the Agreement of Limited Partnership of 150 CCM Black Oak, Ltd (the “Partnership Agreement”) is hereby adopted by 150 Black Oak GP, Inc., a Texas corporation, whose address is 340 North Sam Houston Parkway East, Suite 140, Houston, Texas 77060, as general partner (“General Partner”), and each of the individuals or entities whose names are set forth on the Amended Exhibit “A” attached to this Agreement as limited partners (“Limited Partners”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

Exhibit A to the LPA: Name Change

WHEREAS certain versions of the Limited Partnership Agreement incorrectly referred to CCM Property USA PTE LTD as the limited partner instead of the accurate name of CCM Development USA Corp; and

WHEREAS, on November 18, 2014, CCM Development USA Corp properly changed its name to SeD Development USA, Inc.; and

WHEREAS, neither name change is a change in ownership interest in violation of Section 10 of the Partnership Agreement; and

Exhibit A to the LPA: Capital Contribution

WHEREAS, under accounting rules, the capital contribution shall be a contribution to the partnership of cash and not contracts to purchase property; and

WHEREAS, the Capital Contribution table shall be adjusted to show “zero” for capital contribution from American Real Estate Investments, Inc. and Fogarty Family Trust II, but also noting their respective contributions of contracts to purchase real estate;

Exhibit A to the LPA: Ownership Percentages

WHEREAS, the Partners entered into that Binding Term Sheet on November 7, 2014 that among other things adjusted the percentage of partnership allocations as of November 7, 2014 to the following:

SeD	63.5%
Fogarty Family Trust II	28.5%
AREI	7.0%
General Partner	1.0%; and

WHEREAS, the Binding Term Sheet also provided for an adjustment in ownership percentage if the Partners could not refinance the Additional Contribution. If the Additional Contribution could not be refinanced by January 1, 2015, SeD will receive an additional equity interest of 5% (five percent) in the form of a contribution of 5% from Fogarty Family Trust II’s current ownership and no contribution from American Real Estate Investments, LLC. Since the refinancing did not take place, the equity ownership of the Partnership shall be adjusted to the following:

SeD	68.5%
Fogarty Family Trust II	23.5%
AREI	7.0%
General Partner	1.0%; and

 WHEREAS, the Partners desire to amend the Partnership Agreement with regards to the consulting and oversight fees and to make certain adjustments to the names of certain Partners and certain allocation provisions related thereto, which adjustments shall be effective as of November 7, 2014;

NOW THEREFORE, the Partners do hereby amend the Partnership Agreement as follows:

1.
Amendment Section 9.17 of the Operating Agreement shall be amended and replaced in its entirety as follows:

9.17
Consultants.
1)
Beginning November 1, 2014:
(a)
Consultants appointed by Fogarty Family Trust and SeD (currently ARETE and Inter-American Development, LLC respectively) will each begin receiving a $10,000 per month consulting and oversight fee; and
(b)
Consultant appointed by AREI shall receive $2,000 per month consulting and oversight fee.
2)
Consulting and oversight fees shall only be payable after Outside Financing is achieved (Outside Financing is refinancing of at least 65% of the Additional Contribution and excludes financing from SeD, or Inter-American Development, or affiliates of either); all consulting and oversight fees shall be deferred until Outside Financing.
3)
Upon Outside Financing, the partnership shall pay AREI a one-time $40,000 fee to represent reimbursement of all AREI expenses incurred on behalf of partnership and acknowledgement that AREI will receive reduced consulting and oversight fees for the life of the LPA.

2.
Amendment Exhibit “A” to 150 CCM Black Oak, Ltd. Partnership Agreement is amended and replaced in its entirety as follows:

EXHIBIT “A”
TO
150 CCM BLACK OAK, LTD. PARTNERSHIP AGREEMENT
(Reflecting Changes as of January 1, 2015)

General Partner

Names and Address of
General Partner	Partnership Interest	Capital Contribution

150 Black Oak GP, Inc.	1%	$100.00
340 North Sam Houston Parkway East
Suite 140
Houston, Texas 77060

Limited Partners

Names and Addresses of
Limited Partners	Partnership Interest	Capital Contribution

SeD DEVELOPMENT USA, INC
(f/k/a) CCM DEVELOPMENT USA
CORPORATION	68.5%	$4,300,000.00

AMERICAN REAL ESTATE INVESTMENTS LLC	7%	Zero*

WOODROW A. HOLLAND, TRUSTEE
FOR THE FOGARTY FAMILY TRUST II	23.5%	Zero*

*Limited partner contributed contracts to purchase property

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to be effective as of the date and year first above written.

GENERAL PARTNER:

150 BLACK OAK GP, INC.,
a Texas corporation

By: __/s/ Jeffrey Busch____________
       Jeffrey Busch, President and
       Chief Executive Officer

By: ___/s/ Joe Fogarty_____________
       Joe Fogarty, Vice President and
      Chief Operating Officer

LIMITED PARTNERS:

SED DEVELOPMENT USA, INC a Delaware corporation By: /s/ Jeffrey Busch Name: Title:

AMERICAN REAL ESTATE INVESTMENTS. LLC, a Missouri Limited Liability Company By: /s/ Tracey Weaver Name: Title:
WOODROW A. HOLLAND, TRUSTEE FOR THE FOGARTY FAMILY TRUST II /s/ Woodrow H. Holland _____________________